EXHIBIT 1

         The undersigned hereby agree that this Amendment to the Schedule 13D filed by us with respect to the Common Stock of Continucare Corporation is filed on behalf of each of us.

                                   /s/Phillip Frost, M.D.
                                   ----------------------------------------
Date: June 16, 2000                Phillip Frost, M.D.


                                   FROST-NEVADA, LIMITED PARTNERSHIP

                                   /s/David H. Moskowitz
                                   ----------------------------------------
Date: June 16, 2000                David H. Moskowitz
                                   President of Frost-Nevada Corporation,
                                   General Partner


                                   FROST-NEVADA CORPORATION

                                   /s/David H. Moskowitz
                                   ----------------------------------------
Date: June 16, 2000                David H. Moskowitz
                                   President